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                                  Exhibit 99.1

         Press Release dated January 22, 1999 in relation to new patent
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CONTACT:

EPL Technologies, Inc.
Investor Relations Department, Philadelphia                    [EPL LOGO]
Bruce Crowell, Chief Financial Officer
(610) 521-4400
                                                2 International Plaza, Suite 245
                                                     Philadelphia, PA 19113-1507
                                                               Tel: 610-521-4400
                                                               Fax: 610-521-5985

Cameron Associates
Laurel A. Gottesman, Investor Relations
(212) 245 8800
Bruce Boyle, Media Relations
(215) 988 4641

                              FOR IMMEDIATE RELEASE
                    EPL TECHNOLOGIES ANNOUNCES NEW PATENT FOR
            PROCESSING WHOLE PEELED POTATOES AND RELATED DEVELOPMENTS

Philadelphia, PA -- January 22, 1999 -- EPL Technologies, Inc. (NASDAQ:EPTG), a leading provider of technologies to the fresh-cut produce industry, today announced that the U.S. patent office had granted the Company a new patent based on a fresh-cut potato processing aid technology, designed to better maintain the quality, and thus enhance the economic value, of whole peeled potatoes.

Whole potatoes discolor and can harden if they are not used soon after peeling. The technology covered by the new patent is designed not only to inhibit the enzymatic browning or discoloration that occurs shortly after peeling, but also to prevent the outer 'casing' of the potato from hardening during boiling, even if boiled up to 10 days after peeling. The Company believes that a peeled potato processed using the new technology should thus retain the characteristics of a freshly peeled potato in all material respects for longer periods after processing.

Paul L. Devine, Chairman and Chief Executive Officer of the Company, commented:
"This new patent marks a further addition to the family of fresh-cut potato products that we will be able to offer in the foodservice and retail markets. We believe that this enabling technology will open up new sales opportunities, and we have already received inquiries about our whole peeled product from several European businesses."

This new technology will be marketed alongside the Company's existing Potato Fresh(TM) technology, which is currently used in support of the Company's fresh-cut french fry products sold under the "Green Giant(R) Fresh" brand. The Company has added momentum to the roll-out of the Company's fresh-cut french fry products. The Company currently plans to have the fresh-cut french fries available by the end of the first quarter of 1999 in over 100 restaurants, located principally on the West Coast of the U.S., which has been the initial geographic target of the Company's national roll-out. Mr. Devine added: "We believe that the increased demand for these fresh-cut products underscores the quality of our potato technology and we expect that this increased demand should help facilitate acceptance of our new whole peeled potato product."

EPL Technologies, Inc. develops, manufactures and markets proprietary processing aids, packaging technologies and scientific and technical services, which are designed to maintain the quality and integrity of fresh-cut produce.

Statements in this release that are not statements of historical fact and reflect the intent, belief or expectations of the Company and its management regarding the expected effect of events, circumstances and trends should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, and actual results may vary materially from the expectations contained in the forward-looking statements. Meaningful factors that may affect such results include, but are not limited to, (i) the Company's product development and sales process, which remains lengthy and resource intensive, (ii) the uncertainty of demand for and market acceptance of the Company's new and existing products, (iii) potential difficulties that may arise with the introduction of any new technology, whether in market penetration or product applications, and (iv) increased personnel and production requirements and related difficulties in managing multiple product lines.



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